 POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Thomas Talboys, hereby appoints Andrew J. Tavi to be the undersigned?s true and lawful attorney, for him and in his name, place and stead (or otherwise), to execute, acknowledge, deliver and file Forms 3, 4, and 5 (including amendments thereto) with respect to securities of Noble International, Ltd. (the ?Company?), required to be filed with the Securities and Exchange Commission, national securities exchanges and
Noble International, Ltd. pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the
rules and regulations thereunder, granting to Andrew J. Tavi full power and authority to perform all acts necessary to the completion of such purposes.

      The undersigned agrees that the attorney-in-fact herein, Andrew J. Tavi, may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.  The undersigned also agreed to indemnity and hold harmless the Company and the attorney-in-fact against any losses, claims, damages, or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of executing, acknowledging, delivering , or filing
Forms 3, 4, or 5 (including amendments thereto) and agrees to reimburse the Company and the attorney-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability, or action.

      The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

      The undersigned agrees and represents to those dealing with its attorney-in-fact herein,
Andrew J. Tavi, that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

      WITNESS THE EXECUTION HEREOF this 6th day of December, 2006.

                                    /s/ Thomas Talboys
                                    Thomas Talboys

STATE OF MICHIGAN )
                        ) SS.
COUNTY OF MACOMB )

/s/ Denise Garant
Notary Public, County of Macomb
State of Michigan
My commission expires: 7/17/07